Exhibit 23.1b

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Camelback Community Bank
Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of the Amendment No. 1 to Registration Statement on Form S-4 of Sun Community Bancorp Limited of our report dated January 29, 2001 relating to the financial statements of Camelback Community Bank which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
June 12, 2001